UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 28, 2011
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ELDORADO ARTESIAN SPRINGS, INC.
(Exact name of Registrant as specified in its charter)
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Colorado	000-18235	84-0907853
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1783 Dogwood Street Louisville, Colorado		80027
(Address of principal executive offices)		(Zip Code)

(303) 499-1316
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2011, Mr. George Schmitt notified Eldorado Artesian Springs, Inc. (the “Company”) through the Board of Directors (the “Board”) of his intention to not seek re-election to the Board. Mr. Schmitt has advised the Company he will provide a written response and resignation to the Board. Upon receipt, the Company will file an amendment to this Form 8-K.

Mr. Schmitt will continue to serve out his current term and will be resigning as director on or about September 26, 2011.  The Board, at its discretion, has decided to not appoint a nominee for election at the Annual Meeting at this time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eldorado Artesian Springs, Inc.

Date: July 28, 2011	By:	/s/ Douglas Larson
Douglas Larson
Chief Executive Officer

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